EXHIBIT 99.1

Epic Bancorp

851 Irwin Street San Rafael, CA 94901 (415) 526-6400

For Immediate Release August 2, 2005

Contact:	Mark Garwood Tamalpais Bank 415-454-1212

Tamalpais Bank Awarded
Preferred Loan Status by SBA

Allows Bank to Provide Faster
Service to Local Businesses Honor

San Rafael, CA—August 2, 2005—Tamalpais Bank (the Bank), a wholly owned subsidiary of Epic Bancorp (NASDAQ: EPIK), today announced that it has been approved for the Preferred Lender Program (PLP) by the U.S. Small Business Administration (SBA).

The status, awarded to only a limited number of financial institutions, will allow Tamalpais Bank to streamline the processes involved in securing financial assistance for small businesses.

“This is a significant benefit for our business clients,” said Mark Garwood, President and CEO of Tamalpais Bank. “The ‘preferred’ status ensures that we will be able to process, close and service SBA loans quicker than we have in the past, helping local businesses obtain financing for operations and growth.”

PLP status is granted only to Lenders that have demonstrated the highest degree of proficiency in processing and servicing SBA-guaranteed loans. Since it began operations in January 2004, the SBA Department of Tamalpais Bank has funded $24 Million in SBA backed loans, and was the leader in SBA 7A volume in Marin for 2004. It is currently the only lender headquartered in Marin with this PLP status.

“While Preferred Lender Status recognizes our standing with the SBA,” said Michael Rice, Tamalpais Bank Senior Vice president, and Small Business Lending Manager, “more importantly it provides our business clients with another benefit to banking with us.”

The PLP approval comes on the heels of the naming of Epic Bancorp, the Bank’s parent company, as a 2005 “Sm-All Star,” one of 38 in the U.S., by Sandler O’Neill & Partners of New York. The firm compared 573 small cap banks on eight performance criteria and selected only 38, all of which ranked above their peers on all categories.

“Gaining PLP status and being ranked as a national leader among financial institutions and banks,” said Garwood, “reinforces our commitment to our customers and our community while we demonstrate our ability to execute our vision and corporate strategies.”

Epic Bancorp
Press Release
August 2, 2005

Tamalpais Bank operates five full-service branches in Marin County with a sixth scheduled to open later this month in Corte Madera.

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the holding company of Tamalpais Bank and Epic Wealth Management. The Company had $452 million in assets and $296 million in deposits as of June 30, 2005. Shares of the Company’s common stock are traded on the NASDAQ Small Cap Market System under the symbol EPIK. For additional information, please contact Kit Cole at 415-526-6400.

About Tamalpais Bank in the Community

From its inception in 1991, Tamalpais Bank (www.tambank.com) has made its commitment to the Marin County community a priority, establishing and continuing to underwrite the annual Heart of Marin program, recognizing outstanding contributions to the Marin non-profit community through its Community Outreach Program. For additional information, please contact Mark Garwood at 415-454-1212.

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management and Epic Bancorp are located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, contact Jeff Roush at 415-526-4300.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged; (5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability or our wealth management business, and (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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